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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FEI Company on Form S-8 of our report dated March 12, 2004 (which report includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities), appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 2003.

/s/  DELOITTE & TOUCHE LLP

Portland, Oregon
May 24, 2004

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  EXHIBIT 23.1
  INDEPENDENT AUDITORS' CONSENT